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                                                                  EXHIBIT 23.2


                     CONSENT OF SHIPMAN FINANCIAL ADVISOR

     We consent to the inclusion in the Proxy Statement-Prospectus that is part of the Registration Statement (Form S-4) of Carlinville National Bank Shares, Inc. for the registration of its shares of common stock of our opinion dated June 23, 1998, and to the summarization of our opinion in the Proxy Statement-Prospectus under the caption "Opinion of Shipman Financial Advisor." Further, we consent to all references to our firm in such Proxy Statement-Prospectus.

                              SOUTHARD FINANCIAL

                              /s/ Southard Financial



Memphis, Tennessee
June 23, 1998